UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

HARROW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1A Burton Hills Blvd., Suite 200
Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The Nasdaq Stock Market LLC
8.625% Senior Notes due 2026	HROWL	The Nasdaq Stock Market LLC
11.875% Senior Notes due 2027	HROWM	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Purchase Agreement

On September 8, 2025, Harrow, Inc. (the “Company”) entered into the a purchase agreement, dated September 8, 2025 (the “Purchase Agreement”) with BTIG, LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), in connection with its offer and sale of $250.0 million aggregate principal amount of 8.625% senior notes due 2030 (the “2030 Notes”). The terms of the 2030 Notes sold pursuant to the Purchase Agreement are summarized below. The Purchase Agreement contains customary representations, warranties and covenants by the Company, together with customary closing conditions. Under the terms of the Purchase Agreement, the Company agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed hereto, as Exhibit 10.1 and incorporated by reference herein.

Indenture

On September 12, 2025, the Company, the subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) entered into an Indenture, dated September 12, 2025 (the “Indenture”) pursuant to which the Company issued the 2030 Notes.

The 2030 Notes will bear interest at a rate of 8.625% per annum and will mature on September 15, 2030. Interest will accrue on the 2030 Notes from September 12, 2025. Interest on the 2030 Notes will be payable, in cash, semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2026.

The Company may redeem all or part of the 2030 Notes prior to September 15, 2027, at a price equal to 100% of the principal amount of the 2030 Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium, as described in the Indenture. The Company may redeem all or part of the 2030 Notes on or after September 15, 2027 at the applicable redemption prices described in the Indenture. The Company may also redeem up to 40% of the aggregate principal amount of the 2030 Notes at any time prior to September 15, 2027, at a redemption price equal to 108.625% of the principal amount of the 2030 Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the net cash proceeds from certain equity offerings. If a change in control triggering event occurs, unless the Company has previously exercised or substantially concurrently exercise its optional redemption right, the Company will be required to offer to repurchase the 2030 Notes from holders at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The 2030 Notes will be the Company’s general senior unsecured obligations and will be equal in right of payment with any of the Company’s existing and future senior indebtedness, and senior in right of payment to any of the Company’s subordinated indebtedness. The 2030 Notes will be effectively subordinated to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness. The 2030 Notes will be guaranteed on a senior unsecured basis by the Company’s existing and future wholly-owned domestic restricted subsidiaries and any of its other restricted subsidiaries that guarantees or co-issues any of its indebtedness or any indebtedness of any of its subsidiaries that guarantees the 2030 Notes, subject to certain exceptions. The 2030 Notes and the related guarantees will be structurally subordinated to the indebtedness and other liabilities, including preferred stock, of the Company’s subsidiaries that are not guarantors.

The Indenture contains certain covenants, including, among others, covenants that restrict the ability of the Company and its restricted subsidiaries to incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock, pay dividends and make other distributions or repurchase stock, make certain investments, create or incur liens, sell assets, enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances or transfer assets to the issuer or the guarantors, enter into certain transactions with the issuer’s affiliates, designate restricted subsidiaries as unrestricted subsidiaries, and merge, consolidate or transfer or sell all or substantially all of the issuer’s or the guarantors’ assets. These covenants are subject to a number of important limitations and exceptions. Most of these covenants will not apply to the Company and its restricted subsidiaries during any period in which the 2030 Notes are rated investment grade by any two of Moody’s Investors Service, Inc., S&P Global Inc. and Fitch Inc.

The Indenture also contains customary provisions for events of default including, but not limited to, for failure to pay principal or interest when due and payable, failure to comply with covenants or agreements in the Indenture or the 2030 Notes and failure to cure or obtain a waiver of such default upon notice, and events of bankruptcy, insolvency or reorganization affecting the Company and certain of its subsidiaries. In the case of an event of default, the principal amount of the 2030 Notes plus accrued and unpaid interest may be accelerated.

Some of the Initial Purchasers and their respective affiliates have engaged in, and may in the future engage in, investment banking, advisory roles and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Furthermore, certain of the Initial Purchasers or their affiliates may be lenders under the previously announced new revolving credit facility that the Company expects to enter into, and have received, or may in the future receive, customary fees and commissions for transactions under the new revolving credit facility.

The foregoing description of the Indenture and the 2030 Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the 2030 Notes, a copy of which is filed hereto, as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to the extent applicable.

Item 8.01. Other Events.

On September 12, 2025, the Company completed the sale of the 2030 Notes in a private offering (the “Offering”) to persons reasonably believed to be “qualified institutional buyers” in the United States, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act.

The Company received net proceeds from the Offering, after deducting the Initial Purchasers’ discounts and estimated offering expenses and fees payable by the Company, of approximately $244 million. The Company intends to use the net proceeds from the Offering to prepay outstanding borrowings under that certain Credit Agreement and Guaranty dated as of March 27, 2023, by and among the Company, the lenders from time to time party thereto and Oaktree Fund Administration, LLC, as administrative agent for the lenders (as amended and restated to date), the 2026 Notes (as defined below) and the 11.875% Senior Notes due 2027, to pay certain exit costs related thereto and for general corporate purposes, which may include funding future strategic business development opportunities and related investments.

In addition, on September 12, 2025, the Company delivered a notice of full redemption to the Trustee for the Company’s outstanding 8.625% Senior Notes due 2026 (the “2026 Notes”), to redeem all of the outstanding 2026 Notes on October 13, 2025 (the “2026 Note Redemption Date”) pursuant to the optional redemption provisions of the Indenture dated as of April 20, 2021, as supplemented by the First Supplemental Indenture dated as of April 20, 2021, governing the 2026 Notes. The 2026 Notes are listed on The Nasdaq Stock Market under the symbol “HROWL” and will be delisted following redemption.

The 2026 Notes will be redeemed at a redemption price equal to 100% of the principal amount of the 2026 Notes redeemed, plus a make-whole amount and accrued and unpaid interest to, but not including, the 2026 Note Redemption Date.

This Current Report on Form 8-K shall not constitute an offer to sell, a solicitation of an offer to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer or solicitation will be made only by means of a confidential offering memorandum. This Current Report on Form 8-K does not constitute a notice of repayment or notice of redemption of outstanding indebtedness.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including statements regarding the use of proceeds of the 2030 Notes and the redemption of the 2026 Notes. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: changes in operations, business, financial or other conditions relevant to the planned transactions, and other execution risks related to the completion of the transactions described herein, as well as other risks detailed in our most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, we may not be able to complete the potential transactions on terms expected or at all, and our actual results may differ significantly from those expected or implied by our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this Current Report on Form 8-K to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

4.1	Indenture, dated September 12, 2025, by and among the Company, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of 8.625% Senior Note due 2030 (included in Exhibit 4.1)

10.1	Purchase Agreement, dated September 8, 2025, by and among the Company, the guarantors named therein and BTIG, LLC, as representative of the several initial purchasers named therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW, INC.

Dated: September 12, 2025	By:	/s/ Andrew R. Boll
Andrew R. Boll
President and Chief Financial Officer